UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2010 (January 28, 2010)

GFR PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-27959
(Commission File Number)

77-0517964

(I.R.S. Employer Identification No.)

99 Yan Xiang Road, Biosep Building
Xi An, Shaan Xi Province, P. R. China 710054
(Address of Principal Executive Offices) (Zip Code)

(8629) 8339-9676
(Registrant's Telephone Number, Including Area Code)

 Copies to:
McLaughlin & Stern, LLP
260 Madison Ave., 18th Floor
New York, NY 10016
Attn: Steven W. Schuster

 This Current Report on Form 8-K is filed by GFR Pharmaceuticals Inc., a Nevada corporation, in connection with the items described below.

Item 4.01   Changes in Registrant’s Certifying Accountant.

On January 25, 2010, the Company’s former independent accountants, AGCA, Inc. Certified Public Accountants (“AGCA”), advised the Company that it would not seek re-election as the Company’s  independent accountants and resigned as independent accountants  effective January 25, 2010.   The choice of  new independent accountants was approved by the Board of Directors of the Company.

The former independent accountant’s report on the Company’s financial statements for the fiscal year ended December 31, 2008 did not contain any adverse opinions or disclaimer opinions, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, the accountant’s report did not include any disclosure of uncertainty regarding the Company’s ability to continue as a going concern. AGCA did not serve as the Company’s independent accountants for the fiscal year ended December 31, 2007.

  During the Company’s last two fiscal years ended December 31, 2008 and December 31, 2009 and through January 25, 2010, the date of resignation and declination, there were no disagreements between the Company and AGCA, its former independent accountants, on any matters relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former independent accountants, would have caused them to make reference to the subject matter of the disagreement in their report.

The Company requested AGCA to furnish a letter addressed to the Securities and Exchange Commission stating whether or not AGCA agrees with the statements in this 8-K. A copy of such letter is filed as exhibit 16.1 to this 8-K.

On January 27, 2010, the Company engaged ZYCPA Company Limited, Certified Public Accountants (“ZYCPA”), as Company’s new independent accountants. During the two most recent years ended December 31, 2009 and 2008, and any subsequent interim period through January 27, 2009, the Company did not consult with ZYCPA, the newly engaged accountant, regarding any matter described in Item 304(a)(2) of Regulation SK, including any issue related to Company’s financial statements or the type of audit opinion that might be rendered for the Company. ZYCPA served as the Company’s independent accountants for the fiscal year ended December 31, 2007.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits:

16.1 Letter from AGCA dated January 28, 2010.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFR Pharmaceuticals, Inc.

DATED: January 28, 2010	By:	/s/ Zhao Yan Ding
Zhao Yan Ding Chief Executive Officer